Exhibit (a)(1)(i)

SKULLCANDY, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS

TO PURCHASE COMMON STOCK

FOR A NUMBER OF REPLACEMENT OPTIONS

THIS OFFER AND WITHDRAWAL RIGHTS EXPIRE

AT 9:00 P.M. PACIFIC TIME ON SEPTEMBER 4, 2013

UNLESS THIS OFFER IS EXTENDED

Skullcandy, Inc., which is sometimes referred to herein as the “Company,” “Skullcandy,” “our,” “us” or “we,” is offering eligible employees the opportunity to exchange certain outstanding options to purchase shares of our common stock for new options covering a lesser number of shares of our common stock (“replacement options”), calculated in accordance with specified exchange ratios. We expect to grant the replacement options on the date on which we cancel the options accepted for exchange, which will be the completion date of this offer. We are making this offer (“Offer”) upon the terms, and subject to the conditions, set forth in this Offer to Exchange Certain Outstanding Options to Purchase Common Stock for a Number of Replacement Options (this “Offer to Exchange”) and in the related Terms of Election (the “Terms of Election” and, together with this Offer to Exchange, as they may be amended from time to time, the “Option Exchange”).

Eligibility. Only eligible options may be exchanged in the Option Exchange. For these purposes, “eligible options” are those options that have an exercise price equal to or greater than $9.62 per share at the commencement of this Offer. Options with an exercise price less than $9.62 per share at the commencement of this Offer are not eligible to be exchanged in the Option Exchange.

Additionally, options that expire pursuant to their terms prior to the completion of the Option Exchange are forfeited and not eligible to be exchanged for replacement options.

You are eligible to participate in the Option Exchange only if you:

•

are an employee of Skullcandy or any of our subsidiaries on the date this Offer commences and remain an employee through the completion of the Option Exchange, and you are not during that time an executive officer of the Company (“Executive Officer”) subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	hold at least one eligible option as of the commencement of the Offer.

Members of our Board of Directors and Executive Officers are not eligible to participate in this Option Exchange.

The outstanding options that you hold under our existing equity incentive plans give you the right to purchase shares of our common stock once those options vest and you exercise those options by paying the applicable exercise price (and satisfying any applicable tax withholding obligations). Thus, when we use the term “option” in this Offer to Exchange, we refer to the actual options you hold to purchase shares of our common stock and not the shares of our common stock underlying those options.

Exchange Ratios. The exchange ratios in the Option Exchange represent the number of shares subject to eligible options that an employee must surrender in order to receive one share subject to the replacement option, and vary based on the exercise price of the eligible options. The following exchange ratios for the Option Exchange were determined using the Black-Scholes model and are based on, among other things, the closing price of our common stock on August 5, 2013 of $5.13, the exercise prices of the eligible options, the remaining terms of the eligible options and the ten-year term of the replacement options. The exchange ratios were calculated to result in an aggregate fair value, for accounting purposes, of the replacement options approximately equal to the aggregate current fair value of the eligible options they replace in order to balance the compensatory goals of the Option Exchange and the interests of our stockholders, including reducing our total number of outstanding options, avoiding further dilution to our stockholders and minimizing the accounting expense of the grants of replacement options. The number of shares of our common stock subject to replacement options, calculated according to the exchange ratios, will be rounded down to the nearest whole share on a grant-by-grant basis. Replacement options to purchase fractional shares will not be granted and you will not receive any cash for fractional shares. The table below sets forth the exchange ratios to be used based on the exercise price of the eligible options.

Exchange Ratios
Exercise Prices	Shares Subject to Eligible Options Surrendered	Shares Subject to Replacement Option to be Granted
$1.85 – $9.61	Ineligible	Ineligible
$9.62 – $10.31	1.45	1
$11.99 – $12.42	1.70	1
$16.00 – $16.42	2.15	1
$19.99 – $20.00	2.60	1

If you are eligible to participate in the Option Exchange, you can exchange your eligible options on a grant-by-grant basis, i.e., based on the original grant date and exercise price of the eligible option (referred to herein as a “separate option grant”). No partial exchanges of separate option grants will be permitted; however, you can choose to exchange one or more of your eligible option grants without having to exchange all of your eligible option grants. If you have previously exercised a portion of an eligible option grant, only the portion of the eligible option grant which has not yet been exercised will be eligible to be exchanged.

All eligible options that we accept pursuant to the Option Exchange will be cancelled on the expiration date of this Offer (the “Offer expiration date”), currently scheduled for 9:00 P.M. Pacific Time on September 4, 2013, and eligible options elected for exchange will no longer be exercisable after that time. We expect to grant the replacement option on the Offer expiration date, with the date of grant for the replacement options referred to in this Offer as the “replacement option grant date.” The replacement options will have a per-share exercise price equal to the closing price of our common stock on the NASDAQ Global Select Market, or the NASDAQ, on replacement option grant date.

Terms of Replacement Options. We will grant the replacement options under the Amended and Restated Skullcandy, Inc. 2011 Incentive Award Plan (the “2011 Plan”) on the replacement option grant date, which will be the date on which we cancel the eligible options accepted for exchange. In order to be granted a replacement option, you must remain continuously employed by Skullcandy or one of our subsidiaries through the replacement option grant date.

The replacement options:

•

will have a per-share exercise price equal to the closing price of our common stock on the NASDAQ on the replacement option grant date. If the market price of our common stock exceeds $9.62 per share on the replacement option grant date, the replacement options that you receive in exchange for your existing options may have a higher exercise price than some or all of your surrendered eligible options;

•

will vest, subject to continued service with us, in four equal annual installments (25% per year) commencing on the replacement option grant date, regardless of whether and to the extent that any of the surrendered eligible options are vested. This means that each replacement option will be completely unvested on the replacement option grant date, regardless of whether the surrendered option was wholly or partially vested;

•	will have a new ten-year term measured from the replacement option grant date;

•	will be treated under the U.S. Internal Revenue Code as a non-statutory stock option, regardless of the tax status of the eligible options surrendered for exchange; and

•	will have the terms and be subject to the conditions as provided for in the 2011 Plan and option award agreement.

Although our Board of Directors has approved this Offer, neither we nor our Board of Directors make any recommendation as to whether you should elect to exchange or refrain from electing to exchange all or any of your eligible options. You must make your own decision regarding whether to elect to exchange all or any of your eligible options.

This Offer is not conditioned upon a minimum aggregate number of eligible options being surrendered for exchange. This Offer is subject to certain conditions which we describe in Section 6 of this Offer to Exchange and the terms described in this Offer.

If the market price of our common stock exceeds $9.62 per share on the replacement option grant date, the replacement options that you receive in exchange for your existing options may have a higher exercise price than some or all of your surrendered eligible options.

Shares of our common stock are listed on the NASDAQ under the symbol “SKUL.” On August 5, 2013, the closing price of our common stock on the NASDAQ was $5.13 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your eligible options.

As of August 5, 2013, eligible options outstanding under our existing equity incentive plans were exercisable for approximately 748,024 shares of our common stock, or approximately 2.7% of the total shares of our common stock outstanding as of August 5, 2013, which was 27,763,397 shares.

IMPORTANT

If you wish to participate in this Offer, you must log on to the stock option exchange website at http://skullcandy.equitybenefits.com and elect to participate before 9:00 P.M. Pacific Time, on September 4, 2013 (or such later time and date as may apply if the Offer to Exchange is extended). If for any reason you are unable to access the stock option exchange website, you may submit a paper Election Form by facsimile to (801) 601-3735, but it must be completed, signed and received by 9:00 P.M. Pacific Time, on September 4, 2013 (or such later time and date as may apply if the Offer to Exchange is extended). Election submissions that are received after this deadline will not be accepted. In order to submit your election to participate in this Offer, you will be required to acknowledge your agreement to all of the terms and conditions of the Offer to Exchange as set forth in the Offer documents.

Elections submitted by any other means, including email, hand delivery, interoffice, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted and will not be accepted by us.

You should direct questions about this Offer and requests for additional copies of this Offer to Exchange and the other Offer documents by emailing exchangequestions@skullcandy.com or calling (435) 940-1545, 5 days a week (9:00 a.m. Monday to 5:00 p.m. Friday, Mountain Time).

We are not making this Offer to, nor will we accept any election to exchange options from or on behalf of, option holders in any jurisdiction in which this Offer or the acceptance of any election to exchange options would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any actions necessary or desirable for us to make this Offer to option holders in any such jurisdiction.

THIS OPTION EXCHANGE OFFER DOCUMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, OR ANY STATE OR FOREIGN SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE OR FOREIGN SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS EXCHANGE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SKULLCANDY HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM ELECTING TO EXCHANGE YOUR OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. SKULLCANDY HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED TERMS OF ELECTION. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY SKULLCANDY.

NOTHING IN THIS DOCUMENT SHALL BE CONSTRUED TO GIVE ANY PERSON THE RIGHT TO REMAIN IN THE EMPLOYMENT OF SKULLCANDY OR TO AFFECT OUR RIGHT TO TERMINATE THE EMPLOYMENT OF ANY PERSON AT ANY TIME WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER LAW. NOTHING IN THIS DOCUMENT SHOULD BE CONSIDERED A CONTRACT OR GUARANTEE OF WAGES OR COMPENSATION.

SKULLCANDY RESERVES THE RIGHT TO AMEND OR TERMINATE THE 2011 PLAN AT ANY TIME, AND THE GRANT OF AN OPTION UNDER THE 2011 PLAN OR THIS OFFER DOES NOT IN ANY WAY OBLIGATE SKULLCANDY TO GRANT ADDITIONAL OPTIONS OR OFFER FURTHER OPPORTUNITIES TO PARTICIPATE IN ANY OPTION EXCHANGE IN ANY FUTURE YEAR. THE GRANT OF AN OPTION AND ANY FUTURE OPTIONS GRANTED UNDER THE 2011 PLAN OR IN RELATION TO THIS OFFER IS WHOLLY DISCRETIONARY IN NATURE AND IS NOT TO BE CONSIDERED PART OF ANY NORMAL OR EXPECTED COMPENSATION THAT IS OR WOULD BE SUBJECT TO SEVERANCE, RESIGNATION, REDUNDANCY, TERMINATION OR SIMILAR PAY, OTHER THAN TO THE EXTENT REQUIRED BY LOCAL LAW.

OPTION EXCHANGE

TABLE OF CONTENTS

Summary Term Sheet and Questions and Answers		6
Risk Factors		15
This Offer		18
1.	Eligibility; Number of Options; Offer Expiration Date	18
2.	Purpose of this Offer	19
3.	Procedures for Electing to Exchange Options	21
4.	Withdrawal Rights	22
5.	Acceptance of Options for Exchange; Grant of Replacement Options	23
6.	Conditions of this Offer	24
7.	Price Range of Common Stock Underlying the Options	26
8.	Source and Amount of Consideration; Terms of Replacement Options	26
9.	Information Concerning Skullcandy	30
10.	Interests of Directors, Officers and Affiliates; Transactions and Arrangements Concerning our Securities	33
11.	Status of Options Acquired by Us in this Offer; Accounting Consequences of this Offer	34
12.	Agreements; Legal Matters; Regulatory Approvals	34
13.	Material U.S. Federal Income Tax Consequences	35
14.	Extension of Offer; Termination; Amendment	36
15.	Fees and Expenses	37
16.	Additional Information	37
17.	Miscellaneous	38

Schedule A	A Guide to Tax & Legal Issues for Non-U.S. Employees	39
Schedule B	Information Concerning the Directors and Executive Officers of Skullcandy, Inc.	42

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this Offer. We urge you to read carefully the following questions and answers, as well as the remainder of this Offer to Exchange. Where applicable, we have included section references to the remainder of this Offer to Exchange where you can find a more complete description of the topics in this question and answer summary. Because each of you is in a different financial situation, we suggest that you consult with your personal financial and tax advisors before deciding whether to participate in this Offer. Please review this summary term sheet and questions and answers, and the remainder of this Offer to Exchange and the Terms of Election to ensure that you are making an informed decision regarding your participation in this Offer.

For your ease of use, the questions have been separated into three sections:

1.	Exchange Design.

2.	Administrative/Timing.

3.	Other Important Questions.

Exchange Design

1. What is the Option Exchange?

The Option Exchange, or this Offer, is being offered by Skullcandy to allow eligible employees of Skullcandy or its subsidiaries to exchange their outstanding options that have exercise prices equal to or greater than $9.62 per share for new stock options covering a lesser amount of shares, which we refer to as replacement options. The number of shares subject to replacement options that will be granted in exchange for existing eligible options will be determined by the exchange ratios described below under question 3. The replacement options will be granted on the date on which we cancel the eligible options accepted for exchange, which we expect will be the expiration date of this Offer. The replacement options will have an exercise price equal to the closing price of our stock on the date the replacement options are granted. The replacement options will be subject to the terms and conditions as provided for in the 2011 Plan. Each replacement option will have a new ten-year term measured from the replacement option grant date and will be completely unvested as of such date, regardless of whether the surrendered option was wholly or partially vested. Replacement options will vest in four equal annual installments (25% per year) commencing on the replacement option grant date, provided that you remain in service with Skullcandy or any of our subsidiaries through the applicable vesting dates.

2. Why are we making this Offer?

Since becoming a public company in July 2011, we have experienced a steady decline in our stock price, particularly over the last year. As a result, a significant majority of our employees’ stock options have exercise prices that exceed, in some cases significantly, the recent trading prices of our common stock. The market for exceptional employees, however, remains extremely competitive, notwithstanding current economic conditions and relatively high U.S. unemployment.

We believe these underwater stock options are no longer effective as incentives to motivate and retain our employees. We believe that employees generally perceive these options to have little or no value and we have experienced significant retention issues over the last year. In the face of a competitive market for exceptional employees, the need for adequate and appropriate incentives and retention tools remains strong.

In addition, although these stock options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, they will remain an expense on our financial statements with the potential to dilute stockholders’ interests for up to the full term of the options, while delivering relatively little retentive or incentive value, unless they are surrendered or cancelled.

A main objective of our equity incentive programs has been, and continues to be, to align the personal interests of equity incentive plan participants to those of our stockholders, and we believe that the Option Exchange is an important component in our efforts to achieve that goal.

The Option Exchange is voluntary and will allow eligible employees to choose whether to keep their existing options at existing exercise prices and vesting schedules or to exchange those options for replacement options with new exercise prices and vesting schedules. We intend the Option Exchange to enable eligible employees to recognize value from their stock options, but this cannot be guaranteed considering the unpredictability of the stock market. (See Section 2 of the Offer to Exchange entitled “Purpose of this Offer” below for additional information.)

3. How does the Option Exchange work?

We are offering eligible employees the opportunity to exchange eligible options that have an exercise price equal to or greater than $9.62 per share for a predetermined number of replacement options, rounded down to the nearest whole share, based on the exchange ratios described in the table below. The outstanding options that you hold give you the right to purchase shares of our common stock once you exercise those options by paying the applicable exercise price of those options (and satisfying any applicable tax withholding obligations). Thus, when we use the term “option” in this Option Exchange, we refer to the actual options you hold to purchase shares of our common stock and not the shares of our common stock underlying those options.

Replacement options will be granted at a per-share exercise price equal to the closing price of our common stock on the NASDAQ on the grant date for the replacement options, which we expect to be the Offer expiration date. Participating in the Option Exchange requires an eligible employee to make a voluntary election to tender eligible stock options before 9:00 P.M. Pacific Time on September 4, 2013, unless this Offer is extended, after which time such election will be irrevocable.

The exchange ratios in the Option Exchange represent the number of shares subject to eligible options that an employee must surrender in order to receive one replacement option, and vary based on the exercise price of the eligible options. The following exchange ratios for the Option Exchange were determined using the Black-Scholes model and are based on, among other things, the closing price of our common stock on August 5, 2013 of $5.13, the exercise prices of the options eligible for exchange, the remaining terms of the eligible options and the term of the replacement options. The exchange ratios were calculated to result in an aggregate fair value, for accounting purposes, of the replacement options approximately equal to the aggregate current fair value of the eligible options they replace in order to balance the compensatory goals of the Option Exchange and the interests of our stockholders, including reducing our total number of outstanding options, avoiding further dilution to our stockholders and minimizing the accounting expense of the grants of replacement options. Replacement options calculated according to the exchange ratios will be rounded down to the nearest whole share of our common stock on a grant-by-grant basis (based on the grant date of the eligible option). Replacement options to purchase fractional shares will not be granted and cash will not be paid for any fractional shares. The table below sets forth the exchange ratios to be used based on the exercise price of the eligible options.

Exchange Ratios
Exercise Prices	Shares Subject to Eligible Options Surrendered	Shares Subject to Replacement Option to be Granted
$1.85 – $9.61	Ineligible	Ineligible
$9.62 – $10.31	1.45	1
$11.99 – $12.42	1.70	1
$16.00 – $16.42	2.15	1
$19.99 – $20.00	2.60	1

The exercise price of the replacement options will be the closing price of our common stock on the NASDAQ on the replacement option grant date.

Unless prevented by law or applicable regulations, eligible options accepted for exchange will be cancelled, and replacement options will be granted under our 2011 Plan.

Examples

To illustrate how the exchange ratios work, assume that:

(a)	You are an active employee.

(b)	You have three existing option grants each covering 100 shares of our common stock with corresponding per-share exercise prices of: $9.00 (hypothetical grant date of 5/1/12), $12.00 (hypothetical grant date of 8/1/12) and $16.01 (hypothetical grant date of 10/1/12).

If you elect to participate in the Offer:

(a)	You will only be able to elect to exchange your two existing option grants with per-share exercise prices of $12.00 and $16.01 for replacement options. Your election to exchange can cover zero shares or all 100 shares of each separate grant (i e., with the same exercise price and grant date). You cannot elect to exchange less than the full amount of a separate grant. For example, you cannot elect to exchange 50 shares of the option grant with the exercise price of $12.00. Instead, you can elect to exchange either all options with that exercise price, or none. If you have previously exercised a portion of an eligible separate option grant, only the portion of the eligible option grant which has not yet been exercised will be eligible to be exchanged.

(b)	You will not be able to exchange your existing option grant with a per-share exercise price of $9.00 for a replacement option because the exercise price is below $9.62.

Under these facts, the table below shows the number of shares of common stock subject to each replacement option you would receive were you to participate in the Offer and elect to exchange the existing eligible options with per-share exercise prices of $12.00 and $16.01

Exercise Price of Existing Eligible Option	Cancelled Shares Subject to Existing Eligible Option	Exchange Ratio	Shares Subject to Replacement Option
$12.00	100	1.70 for 1	58
$16.01	100	2.15 for 1	46

The replacement options will vest in four equal annual installments (25% per year) commencing on the replacement option grant date, provided that you remain in service with Skullcandy or any of our subsidiaries through the applicable new vesting dates. This means that each replacement option will be completely unvested on the replacement option grant date, regardless of whether the surrendered option was wholly or partially vested.

4. Which options are eligible for this Offer?

Options eligible for exchange are those that have an exercise price equal to or greater than $9.62 per share.

Additionally, options that expire pursuant to their terms prior to the completion of the Option Exchange will be forfeited as of the Offer expiration date and will not eligible to be exchanged for replacement options.

5. Who is eligible to participate in this Offer?

You are eligible to participate in this Offer only if you are an employee (other than an Executive Officer) of Skullcandy or any of our subsidiaries on August 6, 2013 and remain an employee through the Offer expiration date and hold at least one eligible option on September 4, 2013.

Members of our Board of Directors and Executive Officers are not eligible to participate in this Offer.

6. What if I leave Skullcandy before the Offer expiration date?

If you are no longer employed with Skullcandy or any of our subsidiaries, whether voluntarily, involuntarily or for any other reason, before the Offer expiration date, you will not be able to participate in this Offer.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OF SKULLCANDY OR ANY OF OUR SUBSIDIARIES AS DESCRIBED ABOVE ON THE OFFER EXPIRATION DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THIS OFFER AND HAD TENDERED SOME OR ALL OF YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THIS OFFER, AND YOU WILL RETAIN YOUR OUTSTANDING OPTION(S) IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR SERVICE, YOU MAY BE ENTITLED TO EXERCISE YOUR OUTSTANDING OPTION(S) DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF SERVICE. (See Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date” and Section 5 of the Offer to Exchange entitled “Acceptance of Options for Exchange; Grant of Replacement Options” below for additional information.)

7. Why aren’t the exchange ratios set at one-for-one?

The exchange ratios were calculated to result in an aggregate fair value, for accounting purposes, of the replacement options approximately equal to the aggregate current fair value of the eligible options they replace in order to balance the compensatory goals of the option exchange and the interests of our stockholders, including reducing our total number of outstanding options, avoiding further dilution to our stockholders and minimizing the accounting expense of the grants of replacement options. If we were to exchange the options on a one-for-one basis, but reduce the exercise price to the lower current fair market value of our common stock, the fair value of the replacement options and the associated accounting expense would be greater than the current fair value of the eligible options. Accordingly, the higher-value replacement options will cover fewer shares than the lower-value eligible options they replace to achieve the same relative value.

8. If I participate, what will happen to my exchanged options?

Eligible options that you elect to exchange will be cancelled on the expiration date of this Offer, which is currently scheduled for 9:00 P.M. Pacific Time on September 4, 2013, and may be extended.

9. If I elect to exchange some of my eligible options, do I have to elect to exchange all of my eligible options?

No. You may elect to exchange your eligible options on a grant-by-grant basis (determined based on options having the same grant date and exercise price). If you elect to exchange any portion of a separate eligible option grant in the Offer, you must elect to exchange the entire separate eligible option grant. No partial exchanges of separate option grants will be permitted.

10. What happens to eligible options that I choose not to exchange or that you do not accept for exchange?

Eligible options that you choose not to exchange or that we do not accept for exchange will remain outstanding and will retain their existing terms, exercise prices and vesting schedules.

11. If I currently hold incentive stock options, will I receive incentive stock options if I participate in this Offer?

No, if you elect to exchange eligible options that are “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), then your replacement options will be non-qualified stock options under the Code. (See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement Options”, Section 13 of the Offer to Exchange entitled “Material U.S. Federal Income Tax Consequences” and “Risk Factors” below for additional information.)

12. What are the conditions to this Offer?

This Offer is subject to a number of conditions including the conditions described in Section 6. This Offer is not conditioned upon a minimum aggregate number of options being elected for exchange. (See Section 6 of the Offer to Exchange entitled “Conditions of this Offer” below for additional information.)

Administrative/Timing

13. How do I participate in this Offer?

If you choose to participate in the Option Exchange, you must take the following action by 9:00 P.M., Pacific Time, on the Offer expiration date:

1.	Use your user log-in ID and password (which will be emailed to you) to access the stock option exchange website at http://skullcandy.equitybenefits.com; and

2.	Properly complete and submit your election via the stock option exchange website by (a) indicating which eligible options you wish to exchange by selecting “Yes” in the Election column and “Continue” at the bottom of the page, (b) confirming your elections by selecting “Continue” on the next page and (c) reading the terms of election and selecting “I Agree”. By selecting the “I Agree” button you are acknowledging and agreeing to the Terms of Election.

Alternatively, you may submit a paper Election Form via facsimile by doing the following:

1.	Properly complete, date and sign the paper Election Form; and

2.	Submit the properly completed, dated and signed paper Election Form by facsimile to (801) 601-3735.

Skullcandy must receive your properly completed submission before 9:00 P.M. Pacific Time on the Offer expiration date, which is to occur on September 4, 2013, unless extended by us.

If you need a paper Election Form, email exchangequestions@skullcandy.com or call (435) 940-1545 to receive a paper Election Form.

You can change your election any time during the Offering period; however, the last election that you make, if any, prior to 9:00 P.M. Pacific Time on the Offer expiration date will be final and irrevocable.

If you elect to exchange an eligible option grant, you must elect to exchange that entire eligible option grant. If you hold more than one eligible option grant, however, you may choose to exchange separate eligible option grants, on a grant-by-grant basis, without having to exchange all of your eligible option grants. No partial exchanges of separate option grants will be permitted. If you are eligible to participate in the Option Exchange, the stock option exchange website will list all of your eligible separate option grants.

Confirmation statements for submissions through the stock option exchange website may be obtained from the stock option exchange website after submitting your election or withdrawal. You should print and save a copy of the confirmation for your records.

If your election or withdrawal is received by Skullcandy via facsimile, Skullcandy intends to confirm the receipt of your election and/or any withdrawal by email, or, if you do not have a corporate email address, to mail you a confirmation, within 48 hours of receipt. If you do not receive a confirmation, it is your responsibility to confirm that Skullcandy has received your election and/or any withdrawal.

Elections submitted by any other means, including email, hand delivery, interoffice, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted, and will not be accepted.

14. How do I find out the details about my existing options?

Information on your eligible options will be provided to you with this Offer on the stock option exchange website located at http://skullcandy.equitybenefits.com.

15. What will happen if I do not submit my election by the deadline?

If you do not submit your election by the deadline, then you will not participate in this Offer, and all options currently held by you will remain intact at their original exercise price and generally subject to their original terms and conditions. (See “Risk Factors” below for additional information).

IF YOU FAIL TO PROPERLY SUBMIT YOUR ELECTION BY THE DEADLINE, YOU WILL NOT BE PERMITTED TO PARTICIPATE IN THIS OFFER.

16. During what period of time can I withdraw or change my previous elections?

You can withdraw or change your previously submitted election to exchange or not exchange eligible options at any time before 9:00 P.M. Pacific Time on the Option Expiration Date, which is scheduled to occur on September 4, 2013, unless extended by us. If this Offer is extended beyond September 4, 2013, you can withdraw or change your election at any time until the extended expiration of this Offer. To change your previously submitted election, you must submit a new election in the same manner described in Question 13 before the election deadline. To withdraw your previously submitted election, submit a new election before the election deadline, and select “No” in the election column for the particular option(s) you wish to withdraw. It is your responsibility to confirm that we have received your correct election before the deadline. In all cases, the last election submitted and received prior to the deadline will be final and irrevocable. (See Section 4 of the Offer to Exchange entitled “Withdrawal Rights” below for additional information.)

AFTER THE DEADLINE TO WITHDRAW OR CHANGE YOUR ELECTION HAS OCCURRED, YOU WILL NOT BE PERMITTED TO WITHDRAW OR CHANGE YOUR ELECTION.

17. Can I exchange the remaining portion of an eligible option grant that I have already partially exercised?

Yes, any unexercised portion of a separate eligible option grant can be exchanged. If you have previously exercised a portion of an eligible option grant, only the portion of that option grant that has not yet been exercised will be eligible to be exchanged. Any portion of a separate option grant that has been exercised is not eligible to participate in the Option Exchange. The replacement option will only replace the portion of eligible option grant that is cancelled upon the expiration of this Offer.

18. Can I select which of my eligible options to exchange?

Yes. You can exchange your eligible options on a grant-by-grant basis, determined based on the grant date and exercise price of the original option. However, no partial exchanges of separate eligible option grants will be permitted.

19. Can I exchange both vested and unvested eligible options?

Yes. You can exchange eligible options, whether or not they are vested. Each replacement option, however, will be completely unvested on the Offer expiration date, regardless of whether the surrendered option was wholly or partially vested.

20. What will be my new option exercise price?

The exercise price of the replacement options will be the closing price of our common stock on the NASDAQ on the replacement option grant date, which is expected to occur on the Offer expiration date. IF THE MARKET PRICE OF OUR COMMON STOCK INCREASES BEFORE THE REPLACEMENT OPTION GRANT DATE, THE REPLACEMENT OPTIONS THAT YOU RECEIVE IN EXCHANGE FOR YOUR EXISTING OPTIONS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR EXISTING OPTIONS. (See Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date,” Section 2 of the Offer to Exchange entitled “Purpose of this Offer” and “Risk Factors” below for additional information.)

21. When will the replacement options be granted?

We will grant the replacement options on the date we cancel options elected for exchange, which we expect to occur on the Offer expiration date, currently scheduled for September 4, 2013. If this Offer is extended beyond September 4, 2013, then the replacement options will be granted on the expiration date of the extended Offer. (See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement Options” below for more information.)

22. When will the replacement options vest?

A replacement option will vest and become exercisable in four equal annual installments (25% per year) commencing on the replacement option grant date, provided that you remain in service with us or one of our subsidiaries through the applicable vesting dates. The only exception to this new vesting schedule may be in countries where local law requires otherwise. This means that all replacement options will be completely unvested on the replacement option grant date, regardless of whether the surrendered option was wholly or partially vested as of the Offer expiration date.

Like all of our outstanding options, the vesting of the replacement options is dependent upon continued service with Skullcandy or any of our subsidiaries through the applicable vesting date. Replacement options are subject to the terms and conditions as provided for in the 2011 Plan and may be forfeited if not vested at time of termination of service. (See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement Options” below for additional information.)

23. What will be the terms and conditions of my replacement options?

Replacement options will have terms and conditions set forth in the 2011 Plan and will be subject to an applicable form of option award agreement (based on your location of residency). In addition, the number of shares subject to the replacement options, and the replacement options’ exercise prices, vesting dates and expiration dates will be different from such terms that are applicable to eligible options.

You are encouraged to consult the 2011 Plan and the forms of option agreements for complete information about the terms of the replacement options, which are available at http://skullcandy.equitybenefits.com. Each replacement option will have a new ten-year term measured from the replacement option grant date, unless otherwise prohibited under local law, subject to earlier expiration of the option following termination of your service with Skullcandy or any of our subsidiaries. (See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement Options” below for additional information.)

24. What if my service with Skullcandy is terminated after the replacement options are granted?

If your service with Skullcandy or one of our subsidiaries is terminated for any reason after the replacement option has been granted, you will forfeit any shares of common stock underlying your replacement options that are unvested at the date of your termination. Any replacement options which are vested as of the date of your termination must be exercised within 90 days of the date your termination of service. (See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement Options” below for additional information.)

25. What happens if Skullcandy is subject to a change in control AFTER the replacement options are granted?

Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we are reserving the right to take any actions that we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. It is possible that, after or prior to the grant of replacement options, we might effect or enter into an agreement, such as a merger or other similar transaction, in which the current stock ownership of our Company will change such that a new group of stockholders has the number of votes necessary to control stockholder voting decisions. We refer to this type of transaction as a change in control transaction.

To obtain detailed change in control provisions governing your current options, you can refer to our equity incentive plans, as applicable, and the prospectus for each such equity incentive plan, all of which are available at http://skullcandy.equitybenefits.com. Your option agreement(s) and certain other agreements between you and Skullcandy may also contain provisions that affect the treatment of your options in the event of a change in control.

26. What happens if Skullcandy is subject to a change in control BEFORE the replacement options are granted?

Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we reserve the right to take any actions that we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. This could include terminating this Offer and/or your right to receive replacement options under this Offer.

Any change in control transaction, or announcement of such transaction, could have a substantial effect on our stock price, including potentially substantial appreciation in the price of our common stock. Depending on the structure of such a transaction, price appreciation in the common stock associated with the replacement options could be drastically altered. For example, if our stock were to be acquired in a cash merger, the fair market value of our stock, and hence the price at which we grant the replacement options, would likely be a price at or near the cash price being paid for the common stock in the transaction. As a result of such a transaction, it is possible that the exercise price of the replacement options may be more than you might otherwise anticipate. In addition, in the event of an acquisition of our Company for stock, tendering option holders might receive options to purchase shares of a different issuer. (See Section 2 of the Offer to Exchange entitled “Purpose of this Offer” below for additional information.)

27. Are there other circumstances where I would not be granted replacement options?

Yes. Even if we accept your tendered options, we will not grant replacement options to you if we are prohibited by applicable law or regulations from doing so, or until all necessary government approvals have been obtained. We will use reasonable efforts to avoid a prohibition, but if prohibited by applicable law or regulation on the expiration date of this Offer, you will not be granted replacement options, if at all, until all necessary government approvals have been obtained. In addition, we will not grant replacement options to you if you are not an eligible employee on the replacement option grant date. (See Section 12 of the Offer to Exchange entitled “Agreements; Legal Matters; Regulatory Approvals” below for additional information.)

28. After the Offer expiration date, what happens if my options end up underwater again?

The price of our common stock may not appreciate over the long term, and your replacement options may become underwater after the Offer expiration date. WE CAN PROVIDE NO ASSURANCE AS TO THE PRICE OF OUR COMMON STOCK AT ANY TIME IN THE FUTURE. (See Section 2 of the Offer to Exchange entitled “Purpose of this Offer” below for additional information.)

Other Important Questions

29. What are the U.S. Federal tax consequences of my participation in this Offer?

If you accept this Offer and reside and work in the United States, under current U.S. law, you generally will not recognize income for federal income tax purposes either at the time your exchanged options are cancelled or when the replacement options are granted. Regardless of whether any eligible options are intended to be “incentive stock options” under Section 422 of the Code or are non-qualified stock options, each replacement option will be granted as a non-qualified stock option and generally will be subject to tax under U.S. tax law upon exercise and disposition of the underlying shares in the same manner applicable to non-qualified stock options generally. If you are subject to the tax laws of a country other than the United States, even if you are a resident of the United States, you should be aware that there may be other tax consequences that may apply to you. Tax consequences may vary depending on each individual employee’s circumstances. Included as part of this Option Exchange are disclosures regarding the expected material federal tax consequences of this Offer in the United States and in countries other than the United States in which employees of Skullcandy and its subsidiaries are eligible to participate in this Offer. You should review these disclosures carefully before deciding whether or not to participate in this Offer. (See Schedule A of the Offer to Exchange entitled “A Guide to Tax & Legal Issues for Non-U.S. Employees” below for additional information.)

30. How should I decide whether or not to participate?

The decision to participate must be each individual employee’s personal decision and will depend largely on each employee’s assumptions about the future of our business, our stock price, the overall economic environment, and the performance of publicly traded stocks generally. The likely lower exercise price of replacement options may allow you to recognize value from your stock option sooner. There is an inflection point, however, at higher Skullcandy stock prices where the value of the eligible option you surrendered would have been greater than the value of the replacement option. The reason for this is because your replacement option will cover fewer shares than the eligible option you surrendered. The inflection point for each option grant varies depending on the exercise price and the exchange ratio of such eligible option grant. In addition, you should consider the vesting schedule of the replacement options, which will vest over four years, regardless of whether the surrendered option was wholly or partially vested.

We understand that this will be a challenging decision for all eligible employees. THE OPTION EXCHANGE DOES CARRY CONSIDERABLE RISK, AND THERE ARE NO GUARANTEES OF OUR FUTURE STOCK PERFORMANCE OR THE PRICE OF OUR COMMON STOCK ON THE OFFER EXPIRATION DATE. (See Section 17 of the Offer to Exchange entitled “Miscellaneous” below for additional information.)

31.	What do the executive officers and the members of our Board of Directors think of this Offer? Who can I contact to help me decide whether or not I should exchange my eligible options?

Although our Board of Directors has approved this Offer, neither our executive officers nor the members of our Board of Directors make any recommendation as to whether you should elect to exchange or refrain from exchanging your eligible options. Please contact your personal financial and tax advisors to assist you in determining if you should exchange your eligible options.

32. What are some of the potential risks if I choose to exchange my outstanding eligible options?

We cannot predict how our stock or the stock market will perform before the date that the replacement options will be granted, and the price of Skullcandy stock may increase significantly. This could result in the new grants having a higher exercise price than those you exchanged and could make the replacement options less valuable than those you exchanged. In addition, because the replacement option you will receive will be exercisable for fewer shares than the eligible option you surrendered, there is an inflection point at higher Skullcandy stock prices where the value of the eligible option you surrendered would have been greater than the value of your replacement option.

If you elect to participate in this Offer, the vesting of each replacement option granted to you will be subject to a four-year vesting schedule. This means that you will be required to continue working for Skullcandy or our subsidiaries for four years after the date on which your replacement option is granted in order to be fully vested in the replacement option. If your service terminates for any reason prior to vesting of your replacement option, you will forfeit the then-unvested portion of your replacement option. (See “Risk Factors” below for additional information.)

33. To whom should I ask questions regarding this Offer?

If you have questions regarding the Exchange Offer or have requests for assistance (including requests for additional or paper copies of this Offer to Exchange document or other documents relating to the Exchange Offer), please email exchangequestions@skullcandy.com or call (435) 940-1545, 5 days a week (9:00 a.m. Monday to 5:00 p.m. Friday, Mountain Time).

SKULLCANDY MAKES NO RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER AND TO WHAT EXTENT TO PARTICIPATE. WE ENCOURAGE YOU TO SPEAK WITH YOUR FINANCIAL, LEGAL AND/OR TAX ADVISORS, AS NECESSARY, BEFORE DECIDING WHETHER TO PARTICIPATE IN THE OFFER.

RISK FACTORS

Participation in this Offer involves a number of potential risks and uncertainties, including those described below. This list and the risk factors set forth under the heading entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC, highlight the material risks related to Skullcandy which may impact your decision of participating in this Offer. You should carefully consider these risks and we encourage you to speak with your financial, legal and/or tax advisors before deciding whether to participate in this Offer. In addition, we strongly urge you to read the sections in this Option Exchange discussing the tax consequences of participating in this Offer, as well as the rest of this Option Exchange for a more in-depth discussion of the risks that may apply to you.

In addition, this Option Exchange and our SEC reports referred to above include “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this Option Exchange and our SEC reports referred to above that are not purely historical are forward-looking statements. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and our Annual Report on Form 10-K for the year ended December 31, 2012. Furthermore, such forward-looking statements speak only as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

The safe harbor provided in the Private Securities Litigation Reform Act of 1995, by its terms, does not apply to statements made in connection with this Offer.

Risks Related to This Offer

If the price of our common stock increases after the date of grant of the replacement options, your surrendered eligible options might have been worth more than the replacement options that you will receive in exchange for them.

Because you will receive replacement options covering fewer shares than the eligible options surrendered, your replacement options will have less potential for increases in value due to significantly higher Skullcandy stock prices.

Any replacement options you receive in this Offer will have less favorable vesting terms than those of the related eligible options you are surrendering. This means that if your service with us terminates during the new vesting period, or if the replacement option otherwise terminates prior to your being fully vested in it, you might have been better off if you had continued holding the eligible option rather than exchanging it for a replacement option.

If you elect to participate in this Offer, the vesting of each replacement option granted to you will be subject to a new four-year vesting schedule commencing on the replacement option grant date. This means that you will be required to continue working for Skullcandy or our subsidiaries for four years after the date on which your replacement option is granted in order to be fully vested in the replacement option. If your service terminates for any reason prior to vesting of your replacement option, you will forfeit the then-unvested portion of your replacement option.

You should carefully consider the relative benefit to you if the vesting of your eligible options has already accrued, compared to the benefit of a lower-priced option with a longer vesting period. If our stock price increases in the future to a value above the exercise price of an eligible option that you surrender in this Offer, you could conclude that it would have been preferable to have retained the eligible option with its higher exercise price and greater amount of accrued vesting rather than have surrendered it for a replacement option with a lower exercise price and re-started vesting.

Nothing in this Offer should be construed to confer upon you the right to remain an employee of Skullcandy or our subsidiaries. The terms of your employment with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain in our employ or service until the grant date for the replacement options or thereafter.

Tax effects on holders of incentive stock options who choose not to participate.

If this Offer is open for 30 or more calendar days, eligible employees who are subject to U.S. taxes who hold eligible options that are intended to be incentive stock options and who do not participate in the Offer will have the incentive stock option holding periods of their options automatically adjusted to restart on the Offer commencement date. As a result, if this Offer is open for 30 or more calendar days, to receive favorable U.S. tax treatment for such incentive stock options, an eligible employee must hold (i.e., not sell or otherwise dispose of) the shares of Skullcandy common stock acquired upon exercise of the incentive stock option for at least two years from the Offer commencement date (that is, more than two years from August 6, 2013) and one year after the exercise of the option (even if you do not exchange your incentive stock options for new stock options). If these holding periods (and all other incentive stock option requirements) are met, then under current tax law, no federal taxes should be imposed upon the exercise of the option and the excess of the sale price of the shares underlying the option over the exercise price of the option should be treated as long-term capital gain upon disposition of the shares underlying the option. Note, however, that the amount by which the fair market value of the shares underlying the option at the time of exercise exceeds the option exercise price may be an “item of adjustment” for purposes of calculating the alternative minimum tax. If the holding period requirements applicable to incentive stock options are not satisfied because shares underlying the options are disposed of prior to the expiration of the applicable holding period requirements, such disposition will generally be taxed as a disqualifying disposition. If this Offer is open for fewer than 30 calendar days, the Offer should have no impact on eligible incentive stock options that are not exchanged. The completion date of the Option Exchange is expected to be 9:00 P.M. Pacific Time on September 4, 2013 (i.e., less than 30 calendar days). See Section 13 of the Offer to Exchange entitled “Material U.S. Federal Income Tax Consequences” for more information.

Tax effects on holders of incentive stock options who choose to participate.

If you exchange eligible incentive stock options, your replacement options will be non-qualified stock options under the Code. See Section 13 of the Offer to Exchange entitled “Material U.S. Federal Income Tax Consequences” for more information.

If you are subject to foreign tax laws, even if you are a resident of the United States, there may be tax and social insurance consequences relating to this Offer.

If you are subject to the tax laws of another country, even if you are a resident of the United States, you should be aware that there may be other tax and social insurance consequences that may apply to you. You should read Schedule A attached to this Option Exchange. Schedule A discusses the tax consequences relating to this Offer for your country of residence. You should also be certain to consult your own tax advisors to discuss these consequences.

Risks Related to Our Business and Common Stock

You should carefully review the risk factors contained in our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2013 and our Annual Report on Form 10-K for the year ended December 31, 2012 and also the other information provided in this Option Exchange and the other materials that we have filed with the Securities and Exchange Commission, or SEC, before making a decision on whether or not to tender your eligible options. You may access these filings electronically at the SEC’s Internet site at http://www.sec.gov. In addition, we will provide without charge to you, upon your written or oral request, a copy of any or all of the documents to which we have referred you. See “This Offer—Additional Information” for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review these reports. These reports can also be accessed free of charge at http://investors.skullcandy.com/sec.cfm.

THIS OFFER

1. Eligibility; Number of Options; Offer Expiration Date.

Upon the terms and subject to the conditions of this Option Exchange, we are offering eligible employees the opportunity to exchange certain outstanding eligible options to purchase shares of our common stock for new options covering a lesser number of shares of our common stock (“replacement options”), calculated in accordance with specified exchange ratios. We will grant the replacement options on the date on which we cancel the options accepted for exchange, which will be the completion date of this offer (the “replacement option grant date”).

You are eligible to participate in the Option Exchange only if you:

•

are an employee of Skullcandy or any of our subsidiaries on the date this Offer commences and remain an employee through the completion of the Option Exchange, and you are not during that time an executive officer of the Company (“Executive Officer”) subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	hold at least one eligible option as of the commencement of the Offer.

Members of our Board of Directors and Executive Officers are also not eligible to participate in this Offer.

The outstanding options that you hold give you the right to purchase shares of our common stock once you exercise those options by paying the applicable exercise price of those options (and satisfying any applicable tax withholding obligations). Thus, when we use the term “option” in this Offer, we refer to the actual options you hold to purchase shares of our common stock and not the shares underlying those options.

If you elect to exchange options, you will not be eligible to receive replacement options unless you continue to be employed by Skullcandy or any of our subsidiaries through the replacement option grant date.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OF SKULLCANDY OR ANY OF OUR SUBSIDIARIES AS DESCRIBED ABOVE ON THE OFFER EXPIRATION DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THIS OFFER AND HAD TENDERED SOME OR ALL OF YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THIS OFFER, AND YOU WILL RETAIN YOUR OUTSTANDING OPTIONS IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR SERVICE, YOU MAY EXERCISE YOUR OUTSTANDING OPTIONS DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF SERVICE.

If you are eligible to participate in the Option Exchange, you can exchange your eligible options on a grant-by-grant basis, based on the original grant date and exercise price of the eligible option (referred to herein as a “separate option grant”). No partial exchanges of separate option grants will be permitted; however, you can choose to exchange one or more of your eligible option grants without having to exchange all of your eligible option grants. If you have previously exercised a portion of an eligible option grant, only the portion of the eligible option grant which has not yet been exercised will be eligible to be exchanged.

If you properly tender your eligible options and such tendered options are accepted for exchange, the tendered options will be cancelled and, subject to the terms of this Offer, you will be entitled to receive that number of replacement options determined using the exchange ratios set forth in the table below, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the 2011 Plan and the option award agreement.

The table below shows the number of shares subject to eligible options that an employee must surrender in order to receive one share subject to the replacement option, and vary based on the exercise price of the eligible options (the “exchange ratios”), based on the exercise price of the existing outstanding option. The following exchange ratios were determined using the Black-Scholes model and are based on, among other things, the closing price of our common stock on August 5, 2013 of $5.13, the exercise prices of the options eligible for exchange, the remaining terms of the eligible options and the ten-year term of the replacement options.

	Exchange Ratios
Exercise Prices	Shares Subject to Eligible Options Surrendered	Shares Subject to Replacement Option to be Granted
$1.85 – $9.61	Ineligible	Ineligible
$9.62 – $10.31	1.45	1
$11.99 – $12.42	1.70	1
$16.00 – $16.42	2.15	1
$19.99 – $20.00	2.60	1

We will not grant any replacement options to purchase fractional shares and we will not pay cash for fractional shares. Instead, if the exchange ratios yield a fractional amount of shares, we will round down to the nearest whole number of shares with respect to each option on a grant-by-grant basis.

Unless prevented by applicable law or regulations, replacement options will be granted under the 2011 Plan. The replacement options will have the terms and be subject to the conditions as provided for in the 2011 Plan and the option award agreement. The replacement options will have a new grant date, a new exercise price, a new term, a new vesting schedule, will be classified as non-qualified stock options and will cover a fewer number of shares of our common stock than the surrendered eligible option.

The per-share exercise price of the replacement options will be equal to the closing price of our common stock on the NASDAQ on the replacement option grant date, which we expect to be the same date as the Offer expiration date.

The term “Offer expiration date” means 9:00 P.M. Pacific Time on September 4, 2013, unless and until we, in our discretion, extend the period of time during which this Offer will remain open, in which event the term “Offer expiration date” refers to the latest time and date at which this Offer, as so extended, expires. See Section 14 of this Option Exchange entitled “Extension of Offer; Termination; Amendment” for a description of our rights to extend, delay, terminate and amend this Offer.

For purposes of this Offer, a “business day” means any day other than a Saturday, a Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 9:00 P.M., Eastern Time of each such day.

2. Purpose of this Offer.

Like many companies in our sector, we have experienced a significant decline in our stock price over the last year. As a result, a significant majority of our employees’ stock options have exercise prices that exceed, in some cases significantly, the recent trading prices of our common stock. The market for exceptional employees, however, remains extremely competitive, notwithstanding current economic conditions and relatively high U.S. unemployment.

We believe these underwater stock options are no longer effective as incentives to motivate and retain our employees. We believe that employees generally perceive these options to have little or no value. In addition, although these stock options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, they will remain on our financial statements with the potential to dilute stockholders’ interests for up to the full term of the options, while delivering relatively little retentive or incentive value, unless they are surrendered or cancelled.

The objective of our equity incentive programs has been, and continues to be, to link the personal interests of equity incentive plan participants to those of our stockholders, and we believe that the Option Exchange is an important component in our efforts to achieve that goal.

THERE IS NO GUARANTEE THAT THE INTENDED BENEFITS OF THE OPTION EXCHANGE WILL BE REALIZED CONSIDERING THE UNPREDICTABILITY OF THE STOCK MARKET.

We may engage in transactions in the future that could significantly change our structure, ownership, organization or management or the make-up of our Board of Directors and that could significantly affect the price of our stock. If we engage in such a transaction or transactions prior to the date we grant the replacement options, our stock price could increase (or decrease) and the exercise price of the replacement options could be higher (or lower) than the exercise price of eligible options you elect to have cancelled as part of this Offer. The exercise price of any replacement options granted to you in return for options you elect to exchange will be the fair market value of our common stock on the replacement option grant date. You will be at risk of any increase in our stock price during the period prior to the replacement option grant date for these and other reasons.

Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we are reserving the right, in the event of a merger or similar transaction, to take any actions we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. This could include terminating your right to receive replacement options under this Offer. If we were to terminate your right to receive replacement options under this Offer in connection with such a transaction, your original options will remain outstanding pursuant to their original terms.

Subject to the foregoing, and except as otherwise disclosed in this Option Exchange or in our filings with the SEC that are incorporated by reference, as of the date hereof, we have no plans, proposals or negotiations (although we often consider such matters in the ordinary course of our business and intend to continue to do so in the future) that relate to or would result in:

(a) any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or our subsidiaries;

(b) any purchase, sale or transfer of a material amount of our assets or the assets of our subsidiaries;

(c) any material change in our present dividend rate or policy, or our indebtedness or capitalization;

(d) any change in our present Board of Directors or management, including, but not limited to, any plans or proposals to change the number or the terms of directors or to fill any existing Board vacancies or to change any material term of the employment contract of any executive officer;

(e) any other material change in our corporate structure or business;

(f) our common stock being delisted from any national securities exchange or ceasing to be authorized for quotation in an automated quotation system operated by a national securities association;

(g) our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act;

(h) the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act;

(i) the acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

(j) any change in our certificate of incorporation or bylaws, or any actions which could impede the acquisition of control of us by any person.

NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE YOUR OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION PROVIDED IN CONNECTION WITH THIS OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ELECT TO EXCHANGE YOUR OPTIONS.

3. Procedures for Electing to Exchange Options.

Proper exchange of options. Participation in this Offer is voluntary. If you choose to participate in this Offer, you must do the following before the Offer expiration date, which is expected to be 9:00 P.M. Pacific Time, on September 4, 2013.

1.	Use your user log-in ID and password (which will be emailed to you) to access the stock option exchange website at http://skullcandy.equitybenefits.com; and

2.	Properly complete and submit your election via the stock option exchange website by (a) indicating which eligible options you wish to exchange by selecting “Yes” in the Election column and “Continue” at the bottom of the page, (b) confirming your elections by selecting “Continue” on the next page and (c) reading the terms of election and selecting “I Agree”. By selecting the “I Agree” button you are acknowledging and agreeing to the Terms of Election.

If for any reason you are unable to access the stock option exchange website, you may submit a paper Election Form by facsimile to (801) 601-3735, but it must be completed, signed and received by 9:00 P.M. Pacific Time, on September 4, 2013 (or such later time and date as may apply if the Offer to Exchange is extended).

To obtain a paper Election Form, email exchangequestions@skullcandy.com or call (435) 940-1545.

Skullcandy must receive your properly completed submission before 9:00 P.M. Pacific Time, on the Offer expiration date.

If you elect to exchange an eligible option grant, you must elect to exchange that entire eligible option grant. If you hold more than one eligible option grant, however, you may choose to exchange separate eligible option grants, on a grant-by-grant basis, without having to exchange all of your eligible option grants. No partial exchanges of separate option grants will be permitted. For a summary of your eligible options please refer to the stock option exchange website, which, among other things, lists your eligible option, the grant date of your eligible options, the exercise price(s) of your eligible options, the number of outstanding shares subject to your eligible options and the number of shares subject to new replacement options you would receive in exchange for each eligible option.

Your election to participate becomes irrevocable after the Offer expiration date, which is 9:00 P.M. Pacific Time on September 4, 2013 unless the Offer is extended, in which case your election will become irrevocable after the new Offer expiration date. You may change your mind after you have submitted an election and withdraw from the Offer at any time before 9:00 P.M. Pacific Time on the Offer expiration date, as described in Section 4 of the Offer to Exchange entitled “Withdrawal Rights”. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive before 9:00 P.M. Pacific Time on the Offer expiration date.

Confirmation statements for submissions through the stock option exchange website may be obtained from the site after submitting your election. You should print and save a copy of the confirmation for your records.

If your election is received by Skullcandy via facsimile, Skullcandy intends to confirm the receipt of your Election Form within 48 hours of receipt. If you do not receive a confirmation, it is your responsibility to confirm that Skullcandy has received your election and/or any withdrawal.

Only elections that are complete and actually received by Skullcandy by 9:00 P.M. Pacific Time on the Offer expiration date will be accepted. Elections may be submitted only via the stock option exchange website or by facsimile. Elections submitted by any other means, including email, hand delivery, interoffice, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted and will not be accepted.

We will strictly enforce the offering period, subject only to any extension, which we may grant in our sole discretion.

Our receipt of your election is not by itself an acceptance of your eligible options for exchange. For purposes of this Offer, we will be deemed to have accepted eligible options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give written notice to the option holders generally of our acceptance of eligible options for exchange. We may issue this notice of acceptance by press release, email or other form of written communication. Eligible options accepted for exchange will be cancelled as of the Offer expiration date.

If you do not submit your election by 9:00 P.M. Pacific Time on the Offer expiration date, then you will not participate in this Offer, and all stock options currently held by you will remain intact at their original exercise price and with their original terms.

Subject to our rights to extend, terminate and amend this Offer, we currently expect that we will accept promptly after 9:00 P.M. Pacific Time on the Offer expiration date all properly elected eligible options that have not been validly withdrawn. We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any eligible option grants. We reserve the right to reject any election or any eligible option elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept or not timely made. Neither we nor any other person is obligated to give notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any notice. No surrender of eligible options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering holder of the eligible options or waived by us. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. Subject to Rule 13e-4 under the U.S. Securities Exchange Act of 1934, as amended, we also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any surrender with respect to any particular eligible options or any particular eligible employee.

Our acceptance constitutes an agreement.

Your election to exchange eligible options through the procedures described above constitutes your acceptance of the terms and conditions of this Offer, and will be controlling, absolute and final, subject to your withdrawal rights under the Offer as described in Section 4 of this Offer to Exchange entitled “Withdrawal Rights” and our acceptance of your tendered eligible options in accordance with the Offer as described in Section 5 of the Offer to Exchange entitled “Acceptance of Options for Exchange; Grant of Replacement Options.” Our acceptance of your eligible options for exchange will constitute a binding agreement between Skullcandy and you upon the terms and subject to the conditions of this Offer.

4. Withdrawal Rights.

You can only withdraw your elected options in accordance with the provisions of this Section 4.

You can withdraw your elected options at any time before 9:00 P.M. Pacific Time on the Offer expiration date, currently scheduled for September 4, 2013. If the Offer expiration date is extended by us, you can withdraw your elected options at any time until 9:00 P.M. Pacific Time on the Offer expiration date (as extended).

In addition, although we intend to accept all validly tendered options immediately after the expiration of this Offer, if we have not accepted your options within 40 business days of the commencement of this Offer, you may withdraw your tendered options at any time thereafter.

To validly withdraw elected options via the stock option exchange website, you must submit a new election via the stock option exchange website and select “No” in the election column for the particular option(s) you wish to withdraw. Alternatively, you may withdraw your previously submitted election by submitting a paper Election Form by facsimile to (801) 601-3735 that indicates that you are electing not to exchange your eligible options. You must submit the new election before 9:00 P.M. Pacific Time on the Offer expiration date.

It is your responsibility to confirm that we received your new election indicating the withdrawal of your elected options before the Offer expiration date. If you elect to withdraw options, you must withdraw all of your eligible options on a grant-by-grant basis.

You cannot rescind any withdrawal, and your eligible options will thereafter be deemed not properly elected for exchange for purposes of this Offer unless you properly re-elect to exchange all of your eligible options before the Offer expiration date by following the procedures described in Section 3 of the Offer to Exchange entitled “Procedures for Electing to Exchange Options”.

Neither Skullcandy nor any other person is obligated to give notice of any defects or irregularities in any election withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of notices or elections of withdrawal. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding.

5. Acceptance of Options for Exchange; Grant of Replacement Options.

Upon the terms and subject to the conditions of this Offer, including those conditions listed in Section 6 of the Offer to Exchange entitled “Conditions of this Offer” below, and promptly following the expiration of this Offer, we will accept for exchange and cancel options properly elected for exchange and not validly withdrawn before the Offer expiration date. Once your options have been accepted for exchange, you will receive a confirmation notice promptly following the expiration of this Offer confirming that your options have been accepted for exchange and cancelled.

If your options are properly elected for exchange and accepted by us, we will cancel your options on the Offer expiration date, and you will also be granted replacement options on the replacement option grant date, which is expected to occur on the Offer expiration date.

If you are no longer an employee with Skullcandy or any of our subsidiaries, whether voluntarily, involuntarily, or for any other reason before the Offer expiration date, you will not be able to participate in this Offer. Also, if you change your place of residence to a country where this Offer is prohibited under local regulations, you will not be able to participate in this Offer.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OF SKULLCANDY OR ANY OF OUR SUBSIDIARIES AS DESCRIBED ABOVE ON THE OFFER EXPIRATION DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THIS OFFER AND HAD TENDERED SOME OR ALL OF YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THIS OFFER, AND YOU WILL RETAIN YOUR OUTSTANDING OPTIONS IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR SERVICE, YOU MAY EXERCISE YOUR OUTSTANDING OPTIONS DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF SERVICE.

For purposes of this Offer, we will be deemed to have accepted for exchange options that are validly elected for exchange and not properly withdrawn, when we give written notice to the option holders of our acceptance for exchange of such options; such notice may be given by press release, email or letter. Subject to our rights to extend, terminate and amend this Offer, we expect that you will receive your replacement option agreement as promptly as practicable after the Offer expiration date.

6. Conditions of this Offer.

Notwithstanding any other provision of this Offer, we will not be required to accept any options elected for exchange, and we may terminate or amend this Offer, or postpone our acceptance and cancellation of any options elected for exchange, in each case subject to certain limitations, if at any time on or after the date of commencement of the Offer and prior to the Offer expiration date any of the following events has occurred, or in our reasonable judgment, has been determined by us to have occurred, regardless of the circumstances giving rise thereto, other than acts or omissions to act by us:

(a) there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of this Offer, the acquisition of some or all of the options elected for exchange pursuant to this Offer or the issuance of replacement options;

(b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to this Offer or us, by any court or any authority, agency or tribunal that would or might directly or indirectly:

(i) make the acceptance for exchange of, or issuance of replacement options for, some or all of the options elected for exchange illegal or otherwise restrict or prohibit consummation of this Offer;

(ii) delay or restrict our ability, or render us unable, to accept for exchange or grant replacement options for some or all of the options elected for exchange; or

(iii) materially and adversely affect the business, condition (financial or other), income, operations or prospects of Skullcandy;

(c) there shall have occurred:

(i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

(iii) the commencement or escalation of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

(iv) any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that might affect, the extension of credit by banks or other lending institutions in the United States;

(v) any decrease of greater than 50% of the market price of the shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on the business, condition (financial or other), operations or prospects of Skullcandy or on the trading in our common stock;

(vi) in the case of any of the foregoing existing at the time of the commencement of this Offer, a material acceleration or worsening thereof; or

(vii) any decline in either the Nasdaq Composite Index or the Standard and Poor’s Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on the date of commencement of the Offer;

(d) a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

(i) any person, entity or group within the meaning of Section 13(d)(3) of the Securities Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of commencement of the Offer;

(ii) any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of commencement of the Offer shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

(iii) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of the assets or securities of us; or

(e) any of the situations described above existed at the time of commencement of this Offer and that situation, in our reasonable judgment, deteriorates materially after commencement of this Offer; or

(f) any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of Skullcandy that, in our reasonable judgment, is or may have a material adverse effect on Skullcandy.

The conditions to this Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the Offer expiration date, other than acts or omissions by us. We may waive them, in whole or in part, at any time and from time to time prior to the Offer expiration date, in our reasonable discretion, whether or not we waive any other condition to this Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Subject to any order or decision by a court or arbitrator of competent jurisdiction, any determination we make concerning the events described in this Section 6 will be final and binding upon all persons.

7. Price Range of Common Stock Underlying the Options.

Our common stock is listed on the NASDAQ under the symbol “SKUL.” The following table shows, for the periods indicated, the high and low closing sales prices of our common stock as listed on the NASDAQ.

	HIGH	LOW
Fiscal Year Ending December 31, 2013
Second Quarter	$6.00	$4.87
First Quarter	$7.14	$5.21
Fiscal Year Ending December 31, 2012
Fourth Quarter	$14.16	$7.79
Third Quarter	$16.66	$11.92
Second Quarter	$17.33	$12.15
First Quarter	$15.91	$11.94
Fiscal Year Ended December 31, 2011
Fourth Quarter	$19.13	$12.11
Third Quarter	$20.56	$13.06

As of August 5, 2013, the last reported sale price of our common stock on the NASDAQ was $5.13 per share.

WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO ELECT TO EXCHANGE YOUR OPTIONS.

8. Source and Amount of Consideration; Terms of Replacement Options.

Consideration

We will grant replacement options, subject to applicable laws and regulations, in exchange for eligible options properly elected to be exchanged by you and accepted by us for exchange. The number of shares of common stock subject to the replacement options will be determined as follows, subject to adjustments for any stock splits, stock dividends and similar events affecting the common stock, in accordance with the terms of the 2011 Plan and the option award agreement.

The table below shows the number of shares of our common stock subject to the existing eligible option that you must exchange for each share of common stock subject to the replacement option, based on the exercise price of the existing eligible option. The following exchange ratios were determined using the Black-Scholes model and are based on, among other things, the closing price of our common stock on August 5, 2013 of $5.13, and the exercise prices of the options eligible for exchange:

Exchange Ratios
Exercise Prices	Shares Subject to Eligible Options Surrendered	Shares Subject to Replacement Option to be Granted
$1.85 – $9.61	Ineligible	Ineligible
$9.62 – $10.31	1.45	1
$11.99 – $12.42	1.70	1
$16.00 – $16.42	2.15	1
$19.99 – $20.00	2.60	1

We will not grant any replacement options to purchase fractional shares and we will not pay cash for fractional shares. Instead, if the exchange ratios yield a fractional amount of shares, we will round down to the nearest whole number of shares with respect to each option on a grant-by-grant basis.

As of August 5, 2013, there were outstanding eligible options to purchase an aggregate of 1,332,938 shares of the Company’s common stock. If 100% of eligible options were to be exchanged and replacement options granted in accordance with the exchange ratios set out above, the number of shares underlying such replacement options would be approximately 643,397 shares.

Terms of Replacement Options

The terms and conditions of your existing options are set forth in the applicable equity incentive plan and applicable award agreement under which they were granted. The replacement options will have the terms and be subject to the conditions as provided for in the 2011 Plan. Each replacement option will have a new ten-year term measured from the replacement option grant date, unless otherwise prohibited under local law, subject to earlier expiration of the option following termination of your service with Skullcandy or any of our subsidiaries.

The description of the 2011 Plan set forth herein is only a summary of some of the material provisions of the 2011 Plan, but is not complete. These descriptions are subject to, and qualified in their entirety by reference to, the actual provisions of the 2011 Plan. Information regarding our equity incentive plans may be found in the S-8 Registration Statements and related prospectuses prepared by us in connection with each of the equity incentive plans. Copies of the equity incentive plans and prospectuses are available at http://skullcandy.equitybenefits.com or upon request by emailing exchangequestions@skullcandy.com or calling (435) 940-1545, 5 days a week (9:00 a.m. Monday to 5:00 p.m. Friday, Mountain Time). Copies will be provided promptly at our expense.

Vesting of Replacement Options

The replacement options will vest and become exercisable in four equal annual installments (25% each) commencing on the replacement option grant date. The only exception to this may be in countries where local law requires otherwise. This means that all replacement options will be completely unvested on the Offer expiration date, regardless of whether the surrendered option was partially vested.

Vesting and exercise of replacement options are dependent upon continued service with Skullcandy or any of our subsidiaries. Replacement options are subject to the terms and conditions as provided for in the 2011 Plan and will be forfeited if not vested at time of termination of service.

SUBJECT TO APPLICABLE LAW, NOTHING IN THIS DOCUMENT SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES. THE TERMS OF YOUR EMPLOYMENT OR SERVICE WITH US REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN IN OUR EMPLOY OR SERVICE UNTIL THE REPLACEMENT OPTION GRANT DATE OR AFTER THAT DATE.

IF YOU EXCHANGE ELIGIBLE OPTIONS FOR REPLACEMENT OPTIONS AND YOU CEASE TO BE AN EMPLOYEE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES BEFORE THE REPLACEMENT OPTIONS ARE FULLY VESTED, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR REPLACEMENT OPTION.

Exercise

Generally, you may exercise the vested portion of your replacement option at any time during the option’s ten-year term and within 90 days after the termination of your service with Skullcandy or any of our subsidiaries. If, however, your service with Skullcandy or any of our subsidiaries terminates prior to any portion of your replacement option becoming vested, you will forfeit the unvested portion of your replacement option. Your ability to exercise options following your termination of service may be restricted and will be subject to the terms and conditions of the 2011 Plan and the applicable option agreement.

U.S. Federal Income Tax Consequences of Options

You should refer to Section 13 of the Offer to Exchange entitled “Material U.S. Federal Income Tax Consequences” for a discussion of material U.S. federal income tax consequences of the replacement options, as well as the consequences of accepting or rejecting this Offer. You should refer to the relevant tax disclosure discussion under Schedule A for a discussion of the believed tax consequences of participating in this Offer in your country of residence if your country of residence is not the United States.

Registration of Option Shares

All shares of common stock issuable upon exercise of options under our equity incentive plans, including the shares that will be issuable upon exercise of all replacement options, have been registered under the Securities Act of 1933 on one or more registration statements on Form S-8 filed with the Securities and Exchange Commission. Unless you are considered an “affiliate” of Skullcandy (as defined under the Securities Exchange Act of 1934), you will be able to sell your option shares free of any transfer restrictions under SEC Rule 144 promulgated under the Securities Act of 1933.

Amended and Restated Skullcandy, Inc. 2011 Incentive Award Plan

Eligibility and Administration. Our employees, consultants and directors are eligible to receive awards under the 2011 Plan. The 2011 Plan is administered by our board of directors with respect to awards to non-employee directors and by our compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator), subject to certain limitations that may be imposed under Section 162(m), Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2011 Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the 2011 Plan, including any vesting and vesting acceleration conditions.

Limitation on Awards and Shares Available. The aggregate number of shares of our common stock that are available for issuance under awards granted pursuant to the 2011 Plan equals the sum of (i) 2,352,000 shares and (ii) any shares of our common stock subject to awards outstanding under our 2008 Equity Incentive Plan (the “2008 Plan”) or the 2005 Stock Plan as of the consummation of our initial public offering that terminate, expire or lapse for any reason on or after such date (up to a maximum of 3,479,938 shares). As of the date of the consummation of our initial public offering in July 2011, we ceased granting any awards under the 2008 Plan or the 2005 Stock Plan. Shares subject to awards under the 2011 Plan that are forfeited, expire or are settled for cash may be used again for new grants under the 2011 Plan. Neither shares subject to a stock appreciation right, or SAR, that are not issued in connection with the stock settlement of the SAR on its exercise, nor shares purchased on the open market with the cash proceeds from the exercise of options may be used again for new grants of awards. Shares granted under the 2011 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

Awards granted under the 2011 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2011 Plan. The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the 2011 Plan during any calendar year is 705,600 and the maximum amount that may be paid in cash pursuant to the 2011 Plan to any one participant during any calendar year period will be $5,000,000.

Assuming 100% participation in the option exchange, the option exchange would result in approximately 689,541 shares being returned to the 2011 Plan reserve (following the grant of replacement options). Shares returned to the 2011 Plan will be available for use, in the discretion of our Compensation Committee, in future equity grants to employees, board members and consultants that will offer retention and incentive value.

Awards. The 2011 Plan provides for the grant of stock options, including incentive stock options and non-qualified stock options, restricted stock, dividend equivalents, stock payments, restricted stock units, or RSUs, performance shares, other incentive awards, SARs and cash awards. Certain awards under the 2011 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2011 Plan are or will be set forth in award agreements, which detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards are generally settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. Incentive stock options, by contrast to non-qualified stock options, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Internal Revenue Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of incentive stock options granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of incentive stock options granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

Restricted Stock, Deferred Stock, Restricted Stock Units and Performance Shares. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Deferred stock and RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, deferred stock, RSUs and performance shares may be based on continuing service with us or our affiliates, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

Stock Payments, Other Incentive Awards and Cash Awards. Stock payments are awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Performance Awards. Performance awards include any of the awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals. The plan administrator will determine whether performance awards are intended to qualify as “performance-based” compensation, or QPBC, within the meaning of Section 162(m), in which case the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m). As discussed above, the plan administrator may (but is not required to) seek to structure awards under the 2011 Plan in accordance with the QPBC exemption.

In order to constitute QPBC under Section 162(m), in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by our compensation committee and linked to stockholder-approved performance criteria. For purposes of the 2011 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC, and may be used in setting performance goals applicable to other performance awards: (i) net earnings (either before or after one or more of the following: (a) interest, (b) taxes, (c) depreciation, (d) amortization and (e) non-cash equity-based compensation); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of common stock; (xx) market share; and (xxi) economic value, any of which may be measured either in absolute terms for us or any operating unit of our company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The 2011 Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards.

Certain Transactions. The plan administrator has broad discretion to equitably adjust the provisions of the 2011 Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2011 Plan and outstanding awards. In the event of a change in control of our company (as defined in the 2011 Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity declines to assume or substitute for some or all outstanding awards, then all such awards will vest in full and be deemed exercised (as applicable) upon the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants, Transferability, Repricing and Participant Payments. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2011 Plan are generally non-transferable prior to vesting and exercisable only by the participant. The plan administrator may not increase or reduce the applicable price per share of an award, or cancel and replace an award with another award without stockholder approval. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2011 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination. Our board of directors may amend or terminate the 2011 Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for (i) any amendment that increases the number of shares available under the 2011 Plan, and (ii) any amendment that reduces the price per share of any outstanding option or SAR granted under the 2011 Plan or that cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. After the tenth anniversary of the date on which we adopted the 2011 Plan (as amended and restated), no incentive stock options may be granted; however, the 2011 Plan will not have a specified expiration and will otherwise continue in effect until terminated by us.

IMPORTANT NOTE. THE STATEMENTS IN THIS OFFER CONCERNING THE 2011 PLAN AND THE REPLACEMENT OPTIONS IS MERELY A SUMMARY AND DOES NOT PURPORT TO BE COMPLETE. THE STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, ALL PROVISIONS OF THE 2011 PLAN. PLEASE CONTACT US AT SKULLCANDY, INC., 1441 WEST UTE BLVD., SUITE 250, PARK CITY, UTAH 84098 OR VISIT http://skullcandy.equitybenefits.com TO RECEIVE A COPY OF THE 2011 PLAN OR PROSPECTUS.

9. Information Concerning Skullcandy.

Skullcandy is the leading global lifestyle and performance audio brand driven by the creativity and irreverence of youth culture. Skullcandy designs, markets and distributes audio and gaming headphones and other related products under the Skullcandy, Astro Gaming and 2XL by Skullcandy brands. Skullcandy became one of the world’s most distinct audio brands by bringing color, character and performance to an otherwise monochromatic space and helped revolutionize the audio arena by introducing headphones, earbuds and other audio and wireless lifestyle products that possess unmistakable style and exceptional performance. From the award-winning Crusher, and optic-inspired Roc Nation Aviator headphones to the evolutionary fitting FIX earbuds and a roster of some of the world’s finest athletes, musicians and artists, Skullcandy continues to redefine world-class audio performance and lifestyle.

We are a company founded on innovation. We redefined the headphone market by fusing bold color schemes, loud patterns, unique materials and creative packaging with the latest audio technologies and innovative functionalities. While our design team identifies and tracks trends in the market, our goal is to establish market trends rather than to follow them. Our headphones feature our proprietary Skullcandy Supreme Sound audio profile and leading-edge design. Under the Skullcandy brand, we offer a wide array of styles and price points and are expanding our brand into complementary audio products and accessories.

We pioneered the distribution of headphones in specialty retailers focused on action sports and the youth lifestyle, such as Zumiez, Tilly’s and hundreds of independent snow, skate and surf retailers. Through this channel we reach consumer influencers, individuals who help establish and maintain the credibility and authenticity of our brand. Building on this foundation, we have successfully expanded our distribution to select consumer electronics, mass, sporting goods and mobile phone retailers such as Best Buy, Target, Dick’s Sporting Goods and AT&T Wireless. Skullcandy products are sold in the United States and in approximately 80 other countries around the world.

We also produce and market products in the gaming headset category, a young but growing industry. We acquired Astro Gaming in April 2011 as part of our strategy to position ourselves in the premium end of the gaming category with a leading, authentic brand. Astro Gaming is based in San Francisco, California and develops and markets high-performance, feature-rich products to dedicated gamers, through both the direct-to-consumer channel and through a growing global network of retailers.

Skullcandy was founded in 2003 by Rick Alden, the creator of several successful action sports companies and a lifelong action sports enthusiast. He developed his inspiration for Skullcandy while listening to a portable music player on a chairlift in Park City, Utah. Our principal offices are located in Park City, Utah, which is an epicenter of some of the best snow peaks and skate parks in the world. We believe this close connection to the Skullcandy lifestyle strengthens the authenticity of our brand and increase the loyalty of our consumers.

We were incorporated in Delaware in 2003. Our principal executive offices are located at 1441 West Ute Boulevard, Suite 250, Park City, Utah 84098, and our telephone number is (435) 940-1545. Our principal website address is www.skullcandy.com. Information contained on our website does not constitute part of, and is not incorporated by reference into, this Offer to Exchange.

We have presented below a summary of our consolidated financial data. The following summary consolidated financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and with “Part I. Financial Information” of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, both of which are incorporated herein by reference. The selected consolidated statements of earnings data for the fiscal years ended December 31, 2012 and December 31, 2011 and the selected consolidated balance sheet data as of December 31, 2012 and December 31, 2011 are derived from our audited consolidated financial statements that are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The selected consolidated statements of earnings data for the fiscal quarters ended June 30, 2013 and June 30, 2012 and the selected consolidated balance sheet data as of December 31, 2012 and June 30, 2012 are derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013. Our interim results are not necessarily indicative of results for the full fiscal year, and our historical results are not necessarily indicative of the results to be expected in any future period.

	Year Ended December 31,		Six Months Ended June 30,
	(in thousands, except share and per share data)
Consolidated Statements of Operations Data:	2012	2011	2013	2012
Net sales	$297,686	$232,469	$87,839	$125,716
Cost of goods sold	156,766	116,930	48,568	64,893

Gross profit	140,920	115,539	39,271	60,823
Selling, general and administrative expenses	99,436	73,378	50,262	47,622

Income from operations	41,484	42,161	(10,991)	13,201
Other (income) expense	453	1,761	290	373
Interest expense	641	7,473	214	271

Income (loss) before income taxes and noncontrolling interests	40,390	32,927	(11,495)	12,557
Income tax expense	14,574	14,306	(3,726)	4,609

Net income (loss)	25,816	18,621	(7,769)	7,948
Net loss (income) attributable to noncontrolling interests	63	(4)	87	(24)
Deemed dividend on convertible preferred stock and preferred stock dividends	—	(17)	0	0

Net income (loss) attributable to Skullcandy, Inc.	25,879	18,600	(7,682)	7,924

Net income (loss) per common share attributable to Skullcandy, Inc.:
Basic	0.94	0.93	(0.28)	0.29
Diluted	0.92	0.79	(0.28)	0.28
Weighted average shares outstanding:
Basic	27,405,017	20,078,579	27,709,974	27,310,701
Diluted	27,980,983	23,573,962	27,209,974	27,983,521

	December 31,		June 30,
(in thousands)	2012	2011	2013
Consolidated Balance Sheet Data:
Cash and cash equivalents	$19,345	$23,302	$29,708
Working capital	101,832	72,180	100,489
Total assets	188,275	168,611	162,239
Total debt	—	9,884	—
Total stockholders’ equity (deficit)	142,122	106,812	136,864

Ratio of Earnings to Fixed Charges. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings represent income from continuing operations before provision for income taxes and cumulative effect of accounting change. Fixed charges consist primarily of interest expense and the interest portion of rental expense.

(Unaudited)	June 30, 2013	December 31, 2012	December 31, 2011
Ratio of earnings to fixed charges	(0.6)	26.4	5.2

For more information about us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 and our other filings made with the SEC. We recommend that you review the materials that we have filed with the SEC before making a decision on whether or not to tender your eligible options for exchange. We will also provide without charge to you, upon written or oral request, a copy of any or all of the documents to which we have referred you. We have provided the book value per share below for your reference.

(Unaudited)	June 30, 2013	December 31, 2012	December 31, 2011
Book Value Per Share	$4.93	$5.11	$3.90

See “Additional Information” under Section 16 of the Offer to Exchange for instructions on how you can obtain copies of our SEC reports that contain our audited financial statements and unaudited financial data.

10. Interests of Directors, Officers and Affiliates; Transactions and Arrangements Concerning our Securities.

Interests of our Directors, Officers and Affiliates

A list of our current directors and Executive Officers is attached to this Option Exchange as Schedule B.

As of August 1, 2013, our Executive Officers and directors as a group beneficially owned options outstanding under our equity incentive plans to purchase a total of approximately 601,431 shares of our common stock. This number represented approximately 18.8% of the shares subject to all options outstanding under our equity incentive plans as of that date. Neither our Executive Officers nor any members of our Board of Directors are eligible to participate in this Offer, and therefore the individuals set forth in the table below do not own any eligible options.

The following table sets forth the beneficial ownership of the Company’s executive officers and non-employee directors of options outstanding, and the percentage of total options outstanding beneficially owned by them, as of August 1, 2013. Unless otherwise noted, the address of each of the persons set forth below is 1441 West Ute Blvd., Suite 250, Park City, Utah 84098.

Name	Number of Options Beneficially Owned	Percentage of All Options Under All Equity Incentive Plans
Non-Employee Directors
Rick Alden	28,000	*
Doug Collier	28,000	*
Jeff Kearl	57,378	1.8%
Scott Olivet	28,000	*
Greg Warnock	28,000	*
Executive Officers
Hoby Darling	150,943	4.7%
Kyle Wescoat	—	—
Aaron Behle	129,945	4.1%
Patrick Grosso	—	—
Nate Morley	89,472	2.8%
Sam Paschel	17,648	*
Rich Sargente	73,423	2.3%
All current executive officers and directors as a group (12 persons)	601,431	18.8%

*	Less than 1%.

Securities Transactions

Each of our non-employee directors received a grant of 14,035 restricted stock units on June 13, 2013. Other than the foregoing transactions, to our knowledge, none of our directors or Executive Officers engaged in any common stock or option transactions during the past 60 days.

In addition, there have been no transactions in options to purchase our common stock or in our common stock which were effected during the past 60 days by Skullcandy, or to our knowledge, by any affiliate of Skullcandy. For more detailed information on the beneficial ownership of our common stock, you can consult our definitive proxy statement for our 2013 annual meeting of shareholders, which we filed with the SEC on Schedule 14A on April 29, 2013.

11. Status of Options Acquired by Us in this Offer; Accounting Consequences of this Offer.

Options we acquire pursuant to this Offer will be cancelled on the Offer expiration date.

We have adopted the provisions of Accounting Standards Codification (ASC) 718 “Compensation – Stock Compensation”. Under ASC 718, we expect to recognize the incremental compensation cost, if any, of the new stock option awards granted in this Offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of each new stock option award granted to employees in exchange for surrendered stock options, measured as of the date such awards are granted, over the fair value of the original stock option surrendered in exchange for such awards, measured immediately before the exchange. The incremental and remaining compensation expense associated with this Offer will be recognized over the service period of such awards. If any portion of the new stock option awards granted is forfeited prior to the completion of the service condition due to termination of service, the compensation cost for the forfeited portion of the award will not be recognized.

12. Agreements; Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and grant of replacement options as contemplated by this Offer. If any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign is required for the acquisition or ownership of our options and a procedure for obtaining such approval is practically available, as contemplated herein, we presently contemplate that we will undertake commercially reasonable steps to obtain such approval or take such other action. We are unable to predict whether we may in the future determine that we are required to delay the acceptance of options or not accept options for exchange pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under this Offer to accept options tendered for exchange and to grant replacement options for options tendered as part of the exchange is subject to conditions, including the conditions described in Section 6 of the Offer to Exchange entitled “Conditions of this Offer”.

13. Material U.S. Federal Income Tax Consequences.

CIRCULAR 230 DISCLAIMER: THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE SERVICE’S CIRCULAR 230 (21 C.F.R. PART 10). THIS ADVICE IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of the material U.S. federal income tax consequences of the exchange of eligible options for replacement options pursuant to the Offer for those eligible employees subject to U.S. federal income tax. This discussion is based on the United States Internal Revenue Code of 1986, as amended, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this Offer to Exchange, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. This summary does not address applicable state or local taxes to which you may be subject.

If you are a citizen or resident of, or are otherwise subject to the tax laws of, another country, or change your residence or citizenship during the term of this Offer, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United States apply to your specific situation. Please refer to Schedule A of this document if you reside outside the U.S.

Incentive stock options. If you exchange eligible incentive stock options, your replacement options will be non-qualified stock options under the Code (see discussion under the heading “Non-qualified stock options” below).

If this Offer is open for 30 or more calendar days, eligible employees who are subject to U.S. taxes who hold eligible options that are intended to be incentive stock options and who do not participate in the Offer will have the incentive stock option holding periods of their options automatically adjusted to restart on the Offer commencement date, which will be considered a new date of grant for purposes of determining whether the employee has engaged in a “disqualifying disposition,” with the corresponding adverse tax consequences described below. As a result, if this Offer is open for 30 calendar days or more, in order to receive favorable “qualifying disposition” U.S. tax treatment with respect to any such incentive stock option, you must hold (i.e., not sell or otherwise dispose of) any shares acquired with respect to the incentive stock option until the passage of at least two years from the Offer commencement date (that is, more than two years from August 6, 2013) and more than one year after the exercise of the option (even if you do not exchange your incentive stock options for replacement options). If these holding periods (and all other incentive stock option requirements) are met, then under current tax law, no federal taxes should be imposed upon the exercise of the option and the excess of the sale price of the shares underlying the option over the exercise price of the option should be treated as long-term capital gain upon disposition of the shares underlying the option. Note, however, that the amount by which the fair market value of the shares underlying the option at the time of exercise exceeds the option exercise price may be an “item of adjustment” for purposes of calculating the alternative minimum tax.

If the holding period requirements applicable to incentive stock options are not satisfied because shares underlying the options are disposed of prior to the expiration of the applicable holding period requirements, such disposition will generally be taxed as a disqualifying disposition, and under current tax law, you should recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares on the exercise date over the exercise price, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. If such a sale or disposition takes place in the year in which you exercise the option, the income you recognize upon your sale or disposition of the shares should not be considered income for alternative minimum tax purposes.

If this Offer is open for fewer than 30 calendar days then the Offer will have no impact on eligible incentive stock options that are not exchanged.

Non-qualified Stock Options. If you are an eligible option holder who chooses to exchange outstanding non-qualified stock options for replacement options, you should not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. Your replacement options will be non-qualified stock options for purposes of U.S. tax law. Under current tax law, an option holder generally will not realize taxable income upon the grant or vesting of a non-qualified stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. If you were an employee at the time of the grant of the option, any income recognized upon exercise of a non-qualified stock option generally will constitute wages for which withholding will be required.

We generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.

Upon disposition of the shares acquired upon exercise of a non-qualified option, any gain or loss should be treated as capital gain or loss.

IF YOU RESIDE OUTSIDE THE UNITED STATES THE INFORMATION CONTAINED IN THIS SECTION MAY NOT BE APPLICABLE TO YOU. YOU ARE ADVISED TO REVIEW THE COUNTRY SPECIFIC DISCLOSURES IN SCHEDULE A ATTACHED HERETO AND TO CONSULT WITH AN APPROPRIATE PROFESSIONAL ADVISOR AS TO HOW LOCAL TAX OR OTHER LAWS OF YOUR COUNTRY OF RESIDENCE APPLY TO YOUR SPECIFIC SITUATION.

PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCES AND INDIVIDUAL FOREIGN JURISDICTIONS. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THIS OFFER.

14. Extension of Offer; Termination; Amendment.

We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 6 of the Offer to Exchange entitled “Conditions of this Offer” has occurred or is deemed by us to have occurred, to extend the period of time during which this Offer is open, and thereby delay the acceptance for exchange of any options, by giving oral or written notice of such extension to the option holders eligible to participate in the exchange or making a public announcement thereof.

We also expressly reserve the right, in our reasonable judgment, before the Offer expiration date, to terminate or amend this Offer and to postpone our acceptance and cancellation of any options elected for exchange upon the occurrence of any of the conditions specified in Section 6 by giving oral or written notice of such termination, amendment or postponement to the option holders eligible to participate in the exchange and making a public announcement thereof. We will return the options elected for exchange promptly after termination or withdrawal of an offer to exchange.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 6 has occurred or is deemed by us to have occurred, to amend this Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in this Offer to option holders or by decreasing or increasing the number of options being sought in this Offer.

Amendments to this Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 8:00 a.m. Pacific Time on the next U.S. business day after the last previously scheduled or announced Offer expiration date. Any public announcement made pursuant to this Offer will be disseminated promptly to option holders in a manner reasonably designed to inform option holders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a press release to the Dow Jones News Service.

If we materially change the terms of this Offer or the information concerning this Offer, or if we waive a material condition of this Offer, we will extend this Offer. Except for a change in price or a change in percentage of securities sought, the amount of time by which we will extend this Offer following a material change in the terms of this Offer or information concerning this Offer will depend on the facts and circumstances, including the relative materiality of such terms or information. If we decide to take any of the following actions, we will publish notice or otherwise notify you of such action in writing after the date of such notice:

(a) we increase or decrease the amount of consideration offered for the options;

(b) we decrease the number of options eligible to be elected for exchange in this Offer; or

(c) we increase the number of options eligible to be elected for exchange in this Offer by an amount that exceeds 2% of the shares of common stock issuable upon exercise of the options that are subject to this Offer immediately prior to the increase;

and if this Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth U.S. business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this Section 14 of this Offer, we will extend this Offer so that this Offer is open at least ten U.S. business days following the publication, sending or giving of notice.

15. Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting elections to exchange options pursuant to this Offer.

16. Additional Information.

We recommend that, in addition to this Offer to Exchange and the Terms of Election, you review the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

(a) Skullcandy’s Annual Report on Form 10-K for the period ended December 31, 2012, filed with the SEC on March 13, 2013.

(b) Skullcandy’s Definitive Proxy Statement for the 2013 Annual Meeting of Stockholders, filed with the SEC on April 29, 2013.

(c) Skullcandy’s Quarterly Reports on Form 10-Q for the period ended March 31, 2013, filed with the SEC on May 9, 2013, and for the period ended June 30, 2013, filed with the SEC on August 2, 2013.

(d) Skullcandy’s Current Reports on Form 8-K filed with the SEC on January 28, February 8, March 18, May 2, May 10, June 18, June 24 and July 22, 2013, except as to any portion of such reports furnished under current Items 2.01 or 7.01 on Form 8-K that is not deemed filed under such provisions.

(e) the description of Skullcandy’s common stock included in Skullcandy’s Registration Statement on Form 8-A, filed with the SEC on July 14, 2011, including any amendments or reports we file or have filed for the purpose of updating that description.

These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined at, and copies may be obtained from, the SEC public reference rooms located at:

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the public reference room by calling the SEC at (202) 551-8090.

Our SEC filings are also available to the public on the SEC’s internet site at http://www.sec.gov.

We will also provide, without charge, to each person to whom a copy of this Option Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Skullcandy, Inc.

Attention: Secretary

1441 West Ute Blvd., Suite 250

Park City, Utah 84098

or by telephoning us at (435) 940-1545.

As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Option Exchange, you should rely on the statements made in the most recent document.

The information contained in this Option Exchange about Skullcandy should be read together with the information contained in the documents to which we have referred you.

17. Miscellaneous.

This Option Exchange and our SEC reports referred to above include “forward-looking statements.” These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of such terms or other comparable terminology. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed in our most recently filed report on Form 10-K or Form 10-Q.

The safe harbor provided in the Private Securities Litigation Reform Act of 1995, by its terms, does not apply to statements made in connection with this Offer.

We are not aware of any jurisdiction where the making of this Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of this Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, this Offer will not be made to, nor will elections to exchange options be accepted from or on behalf of, the option holders residing in such jurisdiction.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM EXCHANGING YOUR OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED ELECTION CONCERNING EXCHANGE OF STOCK OPTIONS FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Skullcandy, Inc.

August 6, 2013

SCHEDULE A

A GUIDE TO TAX & LEGAL ISSUES FOR NON-U.S. EMPLOYEES

CHINA (PRC)

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the Offer for eligible employees subject to tax in China (PRC). This discussion is based on the law in effect in China (PRC) as of August 2013. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired upon exercise of any replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in China (PRC) apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options and Sale of Shares

When you exercise your replacement options in accordance with their terms, you likely will be subject to income tax (and any applicable brokerage fees) on the difference, or spread, between the fair market value of the shares on the date of exercise and the exercise price. You may also be subject to social insurance contributions and foreign currency procedures applicable in China. Depending on your method of exercise of your replacement options, you may be subject to income tax on the gain upon selling the shares you acquire upon exercise of your replacement options.

Withholding and Reporting

Your employer may be required to withhold and report income tax when you exercise or sell your replacement options. Your employer may also be required to withhold social insurance contributions if it is of the opinion that social insurance legislation requires this. You are responsible for paying any difference between the actual tax liability and the amount withheld.

SWITZERLAND

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the Offer for eligible employees subject to tax in Switzerland. This discussion is based on the law in effect in Switzerland as of August 2013. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired upon exercise of any replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Switzerland apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the replacement options. However, Skullcandy has not submitted any cantonal tax ruling requests to confirm the Offer is not a taxable event.

Grant of New Options

You likely will not be subject to tax when the replacement options are granted to you or when you vest in the replacement options.

Exercise of New Options

When you exercise the replacement options, you likely will be subject to income tax (including federal, cantonal and municipal tax) and social insurance contributions on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price.

If you move from your canton of residence before you exercise the replacement options, you may be subject to an exit tax, depending on the applicable cantonal tax legislation and any applicable cantonal tax rulings. Please consult your personal tax advisor regarding any exit tax that may apply if you are moving from your canton of residence.

Wealth Tax

Shares issued to you upon exercise of the replacement options will become part of your net wealth, which is subject to the net wealth tax levied at the cantonal and municipal levels.

Sale of Shares

When you sell the shares acquired upon exercise of your replacement options, you will not be subject to capital gains tax provided the shares are held as private assets and you do not qualify as a “professional securities dealer”.

Withholding and Reporting

If you are subject to ordinary tax assessment (i.e., if you are a tax resident of Switzerland, a Swiss national, or a foreign employee holding a “C” residence permit), your employer is not required to withhold income tax on the taxable event, but is required to withhold applicable social insurance contributions. Your employer will report the grant and exercise of the replacement options on the annual certificate of salary (Lohnausweis) issued to you as of the end of the calendar year during which the replacement options are granted or exercised. You are responsible for attaching the certificate of salary to your income and wealth tax return and for paying any tax resulting from the replacement options. In addition, you must declare your replacement options, and the shares acquired at exercise, in the statement on bank accounts and securities (Wertschriftenverzeichnis) that you are required to file with your income and wealth tax return.

If you are subject to income taxation at source (i.e., if you are a foreign employee holding a “B” permit or a cross-border employee), your employer is required to withhold and report income tax and social insurance contributions on the taxable event. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional tax (or receive a refund) when the tax administration computes the exact amount of tax due.

SCHEDULE B

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF

SKULLCANDY, INC.

The directors and executive officers of Skullcandy and their positions and offices as of August 1, 2013 are set forth in the following table:

NAME	POSITIONS AND OFFICES HELD
Doug Collier	Chairman of the Board
Rick Alden	Director
Jeff Kearl	Director
Scott Olivet	Director
Greg Warnock	Director
Hoby Darling	President and Chief Executive Officer, Director
Kyle B. Wescoat	Senior Vice President and Chief Financial Officer
Aaron Behle	Vice President, International Sales
Patrick Grosso	Vice President, Strategic Initiatives and Corporate Affairs
Nate Morley	Vice President, Global Marketing and Creative
Sam Paschel	Chief Commercial Officer
Rich Sargente	Vice President, North America Sales

The address of each director and executive officer is: c/o Skullcandy, 1441 West Ute Blvd., Suite 250, Park City, Utah 84098.